CERTIFICATE OF AMENDMENT
OF
AGREEMENT AND DECLARATION
OF TRUST
OF
DELAWARE GROUP CASH RESERVE

         The undersigned Trustees
of Delaware
         Group Cash Reserve, a
Delaware statutory
         trust (the Trust),
constituting a majority of
         the Board of Trustees of
the Trust (the
         Trustees), do hereby
certify:
         First. That pursuant to
the authority granted to the
Trustees in Article VII, Section 5
of the Agreement and Declaration of
Trust of the Trust (the Declaration
of Trust), Article VII, Section 2
of the Declaration of Trust is
hereby amended by deleting the
second sentence of Section 2(a) in
its entirety and replacing it with
the following sentence:
The Trust, out of Trust Property,
shall
indemnify and hold harmless each
officer
and Trustee of the Trust from and
against
claims and demands arising out of
or
related to such officers or
Trustees
performance of his or her duties as
an
officer or Trustee of the Trust,
subject to
the provisions set forth in Article
VI of
the ByLaws.
         Second. That the above
amendment to Article VII, Section 2
of the Declaration of Trust is
effective as of November 15, 2006.
      IN WITNESS WHEREOF, the
undersigned
      Trustees of Delaware Group
Cash Reserve,
      certify as to the above as of
the 15th day of
      November, 2006.

___________________________________
/s/Patrick P. Coyne
Trustee

__________________________________
/s/Ann R. Leven
Trustee

___________________________________
/s/Thomas L. Bennett
Trustee

___________________________________
/s/Thomas F. Madison
Trustee

___________________________________
/s/John A. Fry
Trustee

___________________________________
/s/Janet L. Yeomans
Trustee

___________________________________
/s/Anthony D. Knerr
Trustee

___________________________________
/s/J. Richard Zecher
Trustee

___________________________________
/s/Lucinda S. Landreth
Trustee